Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MCBC Holdings, Inc. and subsidiaries

Vonore, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 17, 2015, relating to the consolidated financial statements of MCBC Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Memphis, Tennessee

August 1, 2016